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                                                                   EXHIBIT 10.17

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                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                          NEXTRON COMMUNICATIONS, INC.
                            a California corporation


                                 IMPULSESALE.COM
                            a California corporation


                        IMPULSESALE ACQUISITION SUB, INC.
                            a California corporation


                                       and


                      The Selling Shareholders Named Herein


                           Dated as of August 8, 2000


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                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER is entered into as of August 8, 2000 by and among NEXTRON COMMUNICATIONS, INC., a California corporation ("Parent"), IMPULSESALE.COM, a California corporation (the "Company"), IMPULSESALE ACQUISITION SUB, INC., a California corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Messrs. Nail Gunnar Sudin ("Sudin"), William Jearld Waitkus ("Waitkus") and Veijo Huusko (together with Sudin and Waitkus, the "Selling Shareholders") as holders of all of the outstanding shares of capital stock of the Company. Unless otherwise defined herein, capitalized terms are used in this Agreement as defined in Exhibit A.

                                    RECITALS

        A. The Parent Board, the Merger Sub Board and the Company Board each has determined that the acquisition of the Company by Parent, pursuant to the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions hereinafter set forth (the "Merger"), is in the best interests of its shareholders, and each has approved this Agreement and the principal terms of the Merger and the other transactions contemplated hereby (the "Related Transactions") by unanimous written consent.

        B. Each Selling Shareholder has determined that the Merger is in the best interests of the Company and the Selling Shareholder, and each has approved this Agreement and the principal terms of the Merger and the Related Transactions by unanimous written consent.

        C. For federal income Tax purposes, it is intended that the Merger constitute a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a plan of reorganization for purposes of Section 368 of the Code.

                                    AGREEMENT

        In consideration of the premises and agreements of the parties herein, Parent, the Company, Merger Sub and the Selling Shareholders, intending to be legally bound hereby, agree as follows:

1. THE MERGER; THE EFFECTIVE TIME; THE SURVIVING CORPORATION.

        1.1 THE MERGER.

        Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, the Company shall be the surviving corporation in such Merger (the "Surviving Corporation"), and the separate existence of Merger Sub shall thereupon cease. The Merger shall have the effects set forth in Sections 1107 and 1108 of the General Corporation Law of the State of California (the "CGCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Surviving Corporation, and all


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debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. Immediately following the Effective Time, the Surviving Corporation shall be a wholly owned subsidiary of Parent.

        1.2 EFFECTIVE TIME OF THE MERGER.

        The Merger shall become effective upon the completion of the filing of properly executed Agreement of Merger with the Secretary of State of the State of California, which filing shall be made on or immediately following the Closing Date. When used in this Agreement, the term "Effective Time" with respect to the Merger shall mean the date and time at which such Agreement of Merger has been accepted for filing by the Secretary of State of the State of California.

        1.3 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION.

        The Articles of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation at the Effective Time until duly amended in accordance with applicable law.

        1.4 BYLAWS OF THE SURVIVING CORPORATION.

        The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with applicable law.

        1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

            (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation at the Effective Time and shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

            (b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation at the Effective Time and shall hold office until removed or until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

        1.6 CAPITAL STOCK OF THE SURVIVING CORPORATION.

        Each share of Merger Sub's common stock, no par value, outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.


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2. MERGER.

        2.1 TOTAL MERGER CONSIDERATION.

            (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders of the Common Stock or the capital stock of Parent or Merger Sub:

                (i) All of the outstanding shares of common stock, no par value, of the Company (the "Common Stock") outstanding immediately prior to the Effective Time (other than Treasury Shares) shall be converted into the right to receive 345,736 shares of Parent Stock (the "Total Merger Consideration"). The total number of shares of Parent Stock that each Selling Shareholder shall receive in exchange for such Selling Shareholder's Common Stock is set forth opposite such Selling Shareholder's name on Schedule I hereto.

                (ii) Each share of Common Stock, if any, held in the treasury of the Company (the "Treasury Shares"), and each share of Common Stock, if any, held by Parent or any subsidiary of Parent immediately prior to the Effective Time shall be cancelled and retired and cease to exist, and no consideration shall be given in exchange therefor.

            (b) The shares of Parent Stock shall be delivered to the Selling Shareholders, without interest thereon, upon the surrender of the certificates formerly representing the outstanding shares of Common Stock (the
"Certificates") in accordance with Section 2.2, subject to the Escrow Amount (as defined below) held by the Escrow Agent as set forth in Section 2.5.

            (c) No fraction of a share of Parent Stock shall be issued in the Merger. In lieu of fractional shares, each Selling Shareholder upon surrender of his Certificates as set forth in Section 2.2 shall be paid an amount in cash, without interest, rounded to the nearest whole cent, determined by multiplying
(i) the fractional interest of a share of Parent Stock to which such Selling Shareholder would otherwise be entitled by (ii) the Parent Stock Price.

            (d) The shares of Parent Stock issued in connection with the Merger shall not be registered under the Securities Act. Such shares may not be transferred or resold thereafter, except in compliance with the terms of this Agreement and the other Transactional Agreements and following registration under the Securities Act or in reliance on an exemption from registration under the Securities Act.

        2.2 MECHANICS OF EXCHANGE.

            (a) At the Effective Time, the Selling Shareholders shall be entitled to surrender to Parent the Certificate or Certificates, which immediately prior to the Effective Time represented Common Stock, for cancellation and exchange for the applicable number of shares of Parent Stock into which such Common Stock was converted, subject to the provisions of Section
2.5 and the other provisions of this Agreement. No interest shall be paid or accrued for the benefit of holders of any Certificates on the consideration payable upon the surrender of any Certificates. It shall be a condition of exchange that the Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer to Parent.


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            (b) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock that were outstanding immediately prior to the Effective Time.

            (c) At Effective Time, Parent shall deliver to the Escrow Agent shares of Parent Stock in an aggregate amount equal to the Escrow Amount.

            (d) If any certificate for Parent Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall (i) pay to Parent any transfer or other Taxes required by reason of the issuance of certificates for such securities in a name other than that of the registered holder of the Certificate surrendered or (ii) establish to the satisfaction of Parent that such Tax has been paid or is not applicable.

            (e) Notwithstanding anything in this Agreement to the contrary, neither Parent nor any other party hereto shall be liable to any Selling Shareholder for any shares of Parent Stock, any dividend on shares of Parent Stock or any cash payment in lieu of any fractional interests that are delivered to a public official pursuant to applicable escheat laws following the passage of time specified in such laws.

        2.3 NO FURTHER RIGHTS IN COMMON STOCK.

        All cash, cash equivalents or securities received by each Selling Shareholder pursuant to this Agreement shall be deemed to have been delivered and received in full satisfaction of all rights pertaining to such Selling Shareholder's shares of Common Stock. At the Effective Time, the Selling Shareholders shall cease to have any rights with respect to the Common Stock, and their sole right shall be to receive shares of Parent Stock and cash in lieu of fractional shares as set forth in this Section 2.

        2.4 CLOSING.

        The closing of the Merger and the Related Transactions (the "Closing") shall take place at the offices of Georgopoulos Pahlavan & Prince, LLP, 935 Hamilton Avenue, Menlo Park, California 94025 on the date on which all of the conditions set forth in Section 3 are satisfied or waived, or at such other date, time and place as the parties shall otherwise agree (the date of the Closing being, the "Closing Date").

        2.5 ESCROW.

            (a) Parent shall deliver to Georgopoulos Pahlavan & Prince, LLP (the "Escrow Agent") 50,000 shares of Parent Stock from the Total Merger Consideration (the "Escrow Amount"), to be held by the Escrow Agent in escrow (the "Escrow Account") in accordance with the terms and conditions of the Escrow Agreement (as defined below). Subject to the provisions of Section 11, the Escrow Account shall be a source for the payment of the indemnification obligations of the Selling Shareholders set forth herein.

            (b) On or promptly after the date which is 12 months after the Closing Date, if and when there are no outstanding claims under or in connection with this Agreement or any other Transactional Agreement, the Escrow Agent shall distribute, in accordance with and


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subject to the terms of the Escrow Agreement, to the Selling Shareholders pro
rata based upon the total number of shares of Parent Stock each Selling Shareholder received pursuant to the Merger as set forth on Schedule I hereto, all shares of Parent Stock remaining in the Escrow Account.

        2.6 PREPARATION OF CLOSING DATE BALANCE SHEET.

        Parent shall prepare, as promptly as possible after the Closing, and in no event later than 180 days after the Closing Date, an unaudited balance sheet of the Company as of December 31, 1999 (the "1999 Balance Sheet") and an unaudited balance sheet of the Company as of the Closing Date (the "Closing Date Balance Sheet" and, together with the 1999 Balance Sheet, the "Balance Sheets"), which shall be prepared in accordance with GAAP and on a consistent basis. The Selling Shareholders shall have the right to review the Closing Date Balance Sheet prior to Parent finalizing it; provided, however, that, absent manifest error, the Closing Date Balance Sheet shall be final and binding upon the parties. The cost of the preparation of the Balance Sheets shall be borne by Parent. The Company and the Selling Shareholders shall fully cooperate with Parent in the preparation of the Balance Sheets and the Financial Statements (as defined below).

        2.7 BALANCE SHEET ADJUSTMENT.

        If the total liabilities on the Closing Date Balance Sheet exceeds the total liabilities on the 1999 Balance Sheet, the Selling Shareholders shall be liable for such excess amount (the "Total Liabilities Excess"), which shall be payable pro rata by Selling Shareholders based upon the total number of shares of Parent Stock each Selling Shareholder received pursuant to the Merger as set forth on Schedule I hereto. The Total Liabilities Excess shall be payable by the Selling Shareholders solely in the form of shares of Parent Stock. The total number of shares of Parent Stock payable shall be determined by dividing the Total Liabilities Excess by the Parent Stock Price.

3. CLOSING CONDITIONS.

        3.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.

        The obligations of Parent and Merger Sub to consummate the Merger and to take the other actions required to be taken by Parent and Merger Sub at the Closing are subject to the satisfaction of each of the following conditions (any of which may be waived by Parent, in whole or in part, in accordance with
Section 12.13):

            (a) the representations and warranties made by the Company in
Section 4 and each Selling Shareholder in Section 5 and in each other Transactional Agreement shall have been true and accurate in all material respects as of the date made and as of the Closing Date as though made on and as of the Closing Date (other than those representations and warranties that are made as of a specified date, in which case such representations and warranties shall be true and accurate in all material respects as of such specified date);

            (b) all covenants, agreements and conditions contained in this Agreement or in any other Transactional Agreement to be observed by the Company and the Selling


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Shareholders on or prior to the Closing shall have been performed or complied with in all material respects;

            (c) the following documents shall be delivered to Parent:

                (i) the escrow agreement in substantially the form attached hereto as Exhibit B (the "Escrow Agreement"), duly executed by each Selling Shareholder;

                (ii) a restricted stock purchase agreement in substantially the form attached hereto as Exhibit C (collectively, the "Restricted Stock Agreements"), duly executed by each Key Employee;

                (iii) an employment agreement and proprietary information and invention agreement in substantially the form attached hereto as Exhibit D (collectively, the "Employment Agreements"), duly executed by each Key Employee;

                (iv) an employee confidentiality and nondisclosure agreement in the form provided to counsel to Parent (collectively, "Nondisclosure Agreements"), duly executed by the Company and each current and former director, officer, employee, consultant and contractor of the Company;

                (v) the legal opinion of Carroll, Burdick & McDonough LLP, counsel to the Selling Shareholders and the Company, dated the Closing Date, in substantially the form attached hereto as Exhibit E;

                (vi) a certificate (the "Selling Shareholders Closing Certificate" and the "Company Closing Certificate," respectively) duly executed by the Selling Shareholders and a senior executive officer of the Company, respectively, dated as of the Closing Date, and certifying to the satisfaction of the conditions specified in Sections 4.1(a) and (b);

                (vii) the written resignations of the members of the Company Board; and

                (viii) such other documents reasonably satisfactory to Parent as Parent may reasonably request in good faith for the purpose of (A) evidencing the accuracy of any representation or warranty made by the Company or any Selling Shareholder, (B) evidencing the compliance by the Company and each Selling Shareholder with, or the performance by the Company and each Selling Shareholder of, any covenant or obligation set forth in this Agreement or any other Transactional Agreement, (C) evidencing the satisfaction of the conditions set forth in this Section 3.1 or (D) otherwise facilitating the consummation of the Merger and the Related Transactions;

            (d) all corporate and other proceedings required to be taken on the part of the Company or any Selling Shareholder in connection with this Agreement, the other Transactional Agreements, the Merger or the Related Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and in substance to Parent and its counsel;

            (e) each of the Consents identified in Part 4.5 of the Disclosure Schedule, if any, shall have been obtained and shall be in full force and effect;


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            (f) except as described in the Disclosure Schedule, there shall have been no material adverse change in the Company's business, financial condition, assets, liabilities or results of operations (taken as a whole) since December 31, 1999 (a "Material Adverse Change");

            (g) except as described in the Disclosure Schedule, there shall not have been commenced or expressly threatened against Parent, the Company or any of their affiliates any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, the Merger or any of the Related Transactions, or (ii) that is likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Related Transactions or have a material adverse effect on the Company's business, financial condition, assets, liabilities or results of operations (taken as a whole) (a "Material Adverse Effect");

            (h) no Person shall have made or expressly threatened any claim asserting that such Person (i) may be the holder or the beneficial owner or, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities, or securities convertible into capital stock, of the Company, or (ii) may be entitled to all or any portion of the Total Merger Consideration; and

            (i) consummation of the Merger and any other Related Transaction, and performance by the Company and the Selling Shareholders of their other obligations hereunder and under any other Transactional Agreement, shall not, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Parent or the Company, or any Person affiliated with Parent or the Company, to suffer any material adverse consequence under, (i) any applicable legal requirement or Order, or (ii) any legal requirement or Order that has been proposed by or before any Governmental Body.

        3.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

        The Company's obligation to consummate the Merger and to take the other actions required to be taken by the Company at the Closing, is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part, in accordance with Section 12.13):

            (a) the representations and warranties made by Parent and Merger Sub in Section 6 and in any other Transactional Agreement shall have been true and correct in all material respects as of the date made and as of the Closing Date as though made on and as of the Closing Date (other than those representations and warranties that are made as of a specified date, in which case such representations and warranties shall be true and accurate in all material respects as of such specified date);

            (b) all covenants, agreements and conditions contained in this Agreement or in any other Transactional Agreement to be observed by Parent or Merger Sub on or prior to the Closing shall have been performed or complied with in all material respects;

            (c) the following documents shall be delivered to the Company:

                (i) the Escrow Agreement, duly executed by Parent;



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                (ii) the Employment Agreements, duly executed by Parent; and

                (iii) a certificate (the "Parent Closing Certificate") executed by a senior executive officer of Parent, dated the Closing Date and certifying to the satisfaction of the conditions specified in Sections 4.2(a) and (b);

                (iv) the legal opinion of Georgopoulos Pahlavan & Prince, LLP, counsel to Parent, dated the Closing Date, in substantially the form attached hereto as Exhibit F; and

                (v) such other documents reasonably satisfactory to Company as the Company may reasonably request in good faith for the purpose of (A) evidencing the accuracy of any representation or warranty made by Parent, (B) evidencing the compliance by Parent with, or the performance by Parent of, any covenant or obligation set forth in this Agreement or any other Transactional Agreement, (C) evidencing the satisfaction of the conditions set forth in this
Section 3.2, or (D) otherwise facilitating the consummation of the Merger or any of the Related Transactions;

            (d) all corporate and other proceedings required to be taken on the part of Parent and Merger Sub in connection with this Agreement, the other Transactional Agreements, the Merger and the Related Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and in substance to the Company and its counsel; and

            (e) consummation of the Merger and any other Related Transaction, and performance by Parent of its other obligations hereunder and under any other Transactional Agreement, shall not, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Selling Shareholders to suffer any adverse consequence under,
(i) any applicable legal requirement or Order, or (ii) any legal requirement or Order that has been proposed by or before any Governmental Body.

        Copies of all documents executed at the Closing shall be provided to the Selling Shareholders.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        Except as specifically set forth in the Disclosure Schedule provided by the Company and attached hereto, the parts of which are numbered to correspond to the Section numbers of this Agreement (provided, however, that disclosure in any part of the Disclosure Schedule shall be deemed to be disclosure in another part of the Disclosure Schedule for which such disclosure clearly describes the facts and circumstances applicable to such other part of the Disclosure Schedule), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        4.1 ORGANIZATION, GOOD STANDING; QUALIFICATION.

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is duly qualified to conduct business and is in both corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. The


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Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted.

            (b) The Company has never approved, or commenced any proceeding, or made any election contemplating, the dissolution or liquidation of the Company or the winding up or cessation of the Company's business or affairs.

            (c) The Company has no subsidiaries and does not own, and has not owned, beneficially or otherwise, any shares or other securities of, or any other direct or any other indirect interest of any nature in, any other Entity.

            (d) The Company was never operated as a sole proprietorship, or any other business entity, prior to its incorporation.

        4.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS.

            (a) The Company has made available to Parent accurate and complete copies of:

                (i) the Company's Articles of Incorporation and Bylaws, including all amendments thereto, as presently in effect;

                (ii) the stock records of the Company; and

                (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the Company Board and all committees of the Company Board. There have been no meetings or other proceedings of the shareholders of the Company, the Company Board or any committee of the Company Board that are not memorialized in such minutes or other records.

            (b) The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name.

            (c) There has not been any violation of the Company's Articles of Incorporation or Bylaws or of any resolution adopted by the Company's shareholders, the Company Board or any committee of the Company Board.

        4.3 CAPITALIZATION.

            (a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, of which 4,127,660 shares are issued and outstanding. No other shares of capital stock of the Company are authorized, issued or outstanding. No Person other than those set forth on Schedule I attached hereto are entitled to any portion of the Total Merger Consideration. There are no: (i) outstanding subscription, option, call, warrant or other rights (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or that could give rise to any right in the Total Merger Consideration; (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or that could


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give rise to any right in the Total Merger Consideration; (iii) to the knowledge of the Company, conditions or circumstances that may directly or indirectly give rise to or provide a basis for a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or could give rise to or provide for a claim by any Person with respect to the Total Merger Consideration; or (iv) Treasury Shares.

            (b) All issued and outstanding shares of the Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in full compliance with all applicable securities laws and other applicable legal requirements. Schedule I hereto sets forth the total number of shares of Common Stock owned by each Selling Shareholder opposite such Selling Shareholder's name.

            (c) The Company has never repurchased, redeemed or otherwise reacquired (or agreed, committed or offered (in writing or otherwise) to repurchase, redeem or otherwise reacquire) any shares of capital stock or other securities.

        4.4 AUTHORITY; BINDING NATURE OF AGREEMENTS.

        The Company has the corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transactional Agreements to which it is or is contemplated to be a party, and the execution, delivery and performance by the Company of this Agreement and the other Transactional Agreements have been duly authorized by all necessary action on the part of the Company Board and the Company's shareholders. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery shall constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        4.5 NON-CONTRAVENTION; CONSENTS.

        The execution and delivery by the Company of this Agreement and the other Transactional Agreements, and the consummation of the Merger and the Related Transactions, by the Company shall not, directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) the Company's Articles of Incorporation or Bylaws or (ii) any resolution adopted by the Company Board or any committee thereof or the shareholders of the Company;

            (b) to the knowledge of the Company, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any Related Transaction or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which the Company or any assets owned or used by it are subject;

            (c) to the knowledge of the Company, cause any assets owned or used by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

            (d) to the knowledge of the Company, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is


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held by the Company or any of its employees or that otherwise relates to the
Company's business or to any of the assets owned or used by the Company;

            (e) contravene, conflict with or result in a violation or breach of, or default under, any Company Contract;

            (f) give any Person the right to any payment by the Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person, in any such case as a result of the change in control of the Company or otherwise resulting from the Merger or the Related Transactions; or

            (g) result in the imposition or creation of any encumbrance upon or with respect to any asset owned or used by the Company.

Other than the filing of the Agreement of Merger with the Secretary of State of the State of California and the filing required by Section 25103 of the California Corporate Securities Law of 1968, as amended, the Company shall not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation of the Merger and the Related Transactions.

        4.6 INTELLECTUAL PROPERTY.

            (a) Part 4.6 of the Disclosure Schedule sets forth a complete list of all patents, trademarks, copyrights, registered maskworks, trade names and service marks, and any applications therefor in respect of any of the foregoing, included in the Company's Proprietary Assets, and specifies, where applicable, the jurisdictions in which each such Proprietary Assets has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Part 4.6 also sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other Person is authorized to use any of the Company's Proprietary Assets (excluding object code and end-user licenses granted to end-users in the Ordinary Course of Business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or other trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company is not in violation of any license, sublicense or agreement described on such list except such violations as do not impair the Company's rights under such license, sublicense or agreement. The execution and delivery of this Agreement by the Company, and the consummation of the Merger and the Related Transactions, (i) shall not cause the Company to be in violation or default under any such license, sublicense or agreement, (ii) shall not entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) shall not require the Company to repay any funds already received by it from a third party.

            (b) To the knowledge of the Company, the Company has all right, title and interest in and to, and is the sole and exclusive owner or licensee of the Company's Proprietary Assets, free and clear of any liens or encumbrances, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company's Proprietary Assets are being used.

            (c) No claims with respect to the Company's Proprietary Assets have been asserted or, to the knowledge of the Company, are threatened by any Person nor are there any valid grounds, to the knowledge of the Company, for any bona fide claims: (i) to the effect that the sale, licensing or use of any of the products of the Company as now sold, licensed or used or proposed for sale, licensing or use by the Company infringes on any third party's Proprietary Assets; (ii) against the use by the Company used in the Company's business as currently conducted; or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company's Proprietary Assets. To the Company's knowledge, all registered patents, trademarks, service marks and copyrights held by the Company, if any, are valid and subsisting.

            (d) To the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company's Proprietary Assets by any third party, including any employee or former employee of the Company.

            (e) Except for licenses or similar arrangements between Parent and the Company, the Company has distributed its software pursuant to licenses that are consistent with industry practices.

            (f) None of the Company's Proprietary Assets or product of the Company is subject to any outstanding decree, Order, judgment, or stipulation restricting in any manner the licensing thereof by the Company.

            (g) The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        4.7 PROCEEDINGS; ORDERS.

            (a) There is no pending Proceeding, and, to the Company's knowledge, no Person has threatened to commence any Proceeding:

                (i) that involves the Company, the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

                (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the Related Transactions or the Company's ability to comply with or perform its obligations and covenants under this Agreement and the other Transactional Agreements, and, to the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably, directly or indirectly, give rise to or serve as a basis for the commencement of any such Proceeding.

            (b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, there is no proposed Order that, if issued or otherwise put into effect, may have a Material Adverse Effect or may have an adverse affect on its ability to comply with or perform any of its covenants or obligations under this Agreement and the other Transactional Agreements.

            (c) To the knowledge of the Company, no Governmental Body has proposed any legal requirement that, if adopted or otherwise put into effect that, could result in a Material Adverse Effect or could adversely affect the Company's ability to comply with or perform any of its covenants or obligations under this Agreement or the other Transactional Agreements.

            (d) No officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

        4.8 FINANCIAL STATEMENTS.

            (a) The Company has delivered to Parent all information (the "Financial Information") necessary to prepare (i) the 1999 Balance Sheet and the related unaudited statements of operations, changes in shareholder's equity and cash flows of the Company for the period ended December 31, 1999, together with the notes thereto (the "1999 Financial Statements"), and (ii) the unaudited balance sheet of the Company as of March 31, 2000 and June 30, 2000 and the related unaudited statements of operations, changes in shareholder's equity and cash flows of the Company for the period ended March 31, 2000 and June 30, 2000 (the "Interim Financial Statements" and, together with the 1999 Financial Statements, the "Financial Statements"). The Financial Information is attached hereto as Exhibit G.

            (b) The Financial Information is accurate and complete in all material respects, were prepared in accordance with the books and records of the Company and present fairly the financial position of the Company as of the respective dates thereof and the results of operations of the Company, changes in shareholder's equity and cash flows for the periods covered thereby.

            (c) The Company has no Liabilities, except for Liabilities identified as such in the "liabilities" column of the balance sheets of the Financial Statements and Liabilities incurred in the Ordinary Course of Business since the date of the Interim Financial Statements.

        4.9 TITLE TO ASSETS.

            (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, free and clear of any liens or encumbrances, except liens for current taxes and assessments not delinquent.

            (b) Part 4.9(b) of the Disclosure Schedule identifies each item of equipment, furniture, fixtures, improvements and other tangible assets owned by the Company with a value over $1,000, and sets forth the original cost and book value of each of such assets.

            (c) Each asset identified in Part 4.9(b) of the Disclosure Schedule:

                (i) is free of defects and deficiencies and in good condition and repair, consistent with its age and intended use; and

                (ii) is adequate for the uses to which it is being put.

            (d) The Company does not own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 4.9(d) of the Disclosure Schedule. Part 4.9(d) lists the premises covered by such leases. The Company enjoys peaceful and undisturbed possession of such premises.

            (e) Part 4.9(e) of the Disclosure Schedule identifies all assets that are leased or licensed to the Company that have a value in excess of $1,000. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the knowledge of the Company, there exists no default thereunder.

        4.10 CONTRACTS.

            (a) Part 4.10 of the Disclosure Schedule identifies and describes each material Contract of the Company, including each loan to the Company made by a director, officer or employee of the Company (collectively, the "Company Contracts"). The Company has made available to Parent accurate and complete copies of all Company Contracts identified in Part 4.10, including all amendments thereto.

            (b) Each Company Contract is currently valid and in full force and effect, and is enforceable by the Company in accordance with its terms.

            (c) The Company is not in default under any Company Contract, and, to the knowledge of the Company, (i) no Person has violated or breached, or declared or committed any default under, any Company Contract; and (ii) the Company has not waived any of its rights under any Company Contract.

            (d) (i) The Company has never guaranteed or otherwise agreed to cause, insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person; and (ii) the Company has never been a party to or bound by any joint venture agreement, partnership agreement, profit-sharing agreement, cost-sharing agreement, loss-sharing agreement or similar Contract.

            (e) No Person is renegotiating or, to the knowledge of the Company, planning to renegotiate any amount paid or payable to the Company under any Company Contract or any other term or provision of any Company Contract.

            (f) Part 4.10(f) of the Disclosure Schedule identifies and provides an accurate and complete description of each proposed Company Contract as to which any bid, offer, written proposal, term sheet or similar document has been submitted to or received by the Company and is outstanding.

            (g) No party to any Company Contract has notified the Company to the effect that the Company has failed to perform any obligation thereunder.

        4.11 EMPLOYEES.

            (a) Part 4.11(a) of the Disclosure Schedule contains a list of all current and former employees of the Company and their respective titles and annualized compensation.

            (b) Other than the employees of the Company, no Entity is performing or has performed services for the Company as a "consultant", "independent contractor" or otherwise.

            (c) The Company has no collective bargaining agreements, union or similar contracts with any of its employees. To the knowledge of the Company, there is no labor union organizing activity pending or threatened with respect to the Company. The employment of each of the Company's employees is terminable by the Company at will; and no employee has any agreement or contract, written or verbal, regarding his or her employment. No officer or employee has given notice of his or her intent to terminate his or her employment with the Company, and no employee of the Company has received an offer to join a business that is or likely would be competitive with the Company.

            (d) To the Company's knowledge, (i) no consultant or independent contractor of the Company is in violation of any term of any consulting or similar contract, proprietary information agreement or any other agreement with the Company and (ii) and the performance of the Company's Contracts with its independent contractors shall not result in any such violation. The Company has not received any notice (written or otherwise) alleging that any such violation has occurred.

        4.12 COMPLIANCE WITH LEGAL REQUIREMENTS.

            (a) The Company is in compliance with all legal requirement that are applicable to it or to the conduct of its business or the ownership or use of any of its assets.

            (b) The Company has not received, at any time, any notice from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any legal requirement by the Company, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

        4.13 GOVERNMENTAL AUTHORIZATIONS.

        The Company holds all Governmental Authorizations that are required by it to conduct its business as it is currently conducted and to permit the Company to own and use its assets in the manner in which they are currently owned and used. To the knowledge of the Company, no Governmental Authorization is necessary (a) to enable the Company to conduct its business in the manner in which it is anticipated being conducted or (b) to permit the Company to own or use its assets in the manner in which they are anticipated to be owned or used.

        4.14 TAX MATTERS.

            (a) Except as set forth in the Financial Statements, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Company Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected, and, to the extent required, each such Tax has been paid to the appropriate Governmental Body.

            (b) Part 4.14 of the Disclosure Schedule accurately identifies all Tax returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("Company Returns"). All Company Returns (i) have been, or shall be, filed when due, and (ii) have been, or shall be when filed, accurately and completely prepared pursuant to applicable law. All amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have or shall have been paid on or before the Closing Date. The Company has made available to Parent copies of all Company Returns.

            (c) The Company's liability for unpaid Taxes for all periods ending on or before the date of the Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Financial Statements.

            (d) Part 4.14 of the Disclosure Schedule identifies each examination or audit of any Company Return that has been conducted by any Governmental Body. The Company has made available to Parent copies of all audit reports and similar documents (to which the Company has access) relating to Company Returns. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

            (e) No claim or Proceeding is pending or has been threatened in writing against or with respect to the Company in respect of any Tax. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and shall not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. The Company has never been in a "consolidated group" within the meaning of Treas. Reg. Section 1.1502(1)(h), and is not liable for Taxes incurred by any individual, trust, corporation, partnership or any other Entity either as a transferee, pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations. The Company is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for United States federal income tax purposes.

            (f) The Company is not party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract, and has not otherwise assumed the tax liability of any other Person under contract.

            (g) The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and has not been a United States real property holding corporation within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (h) Except as specified in the Disclosure Schedule, the Company has no net operating losses or other tax attributes presently subject to limitation under Code Section 382, 383 or 384, or the federal consolidated return regulations.

        4.15 SECURITIES LAWS COMPLIANCE; REGISTRATION RIGHTS.

        The Company has complied with all federal and state securities laws in connection with all offers and sales of securities issued by the Company. The Company has not granted any other holder of its securities the right to require the Company to register any securities under the Securities Act or to qualify for any exemption thereunder.

        4.16 FINDERS AND BROKERS; FEES.

        Neither the Company nor any Entity acting on behalf of the Company has engaged any finder, broker, intermediary or any similar Entity in connection with the Merger or the Related Transactions. The Company has not entered into a contract or other agreement that provides that a fee shall be paid to any Entity if the Merger or any of the Related Transactions are consummated.

        4.17 ENVIRONMENTAL COMPLIANCE.

        The Company is and has been at all times in compliance with all Environmental Laws.

        4.18 INSURANCE.

            (a) Part 4.18 of the Disclosure Schedule sets forth each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Company:

            (b) The Company has made available to Parent copies of all of the insurance policies identified in Part 4.18 of the Disclosure Schedule (including all renewals thereof and endorsements thereto) and binders relating thereto.

            (c) Each of the policies identified in Part 4.18 of the Disclosure
Schedule is in full force and effect. All of the information contained in the applications submitted in connection with such policies was (at the times such applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to such policies have been paid in full on a timely basis. Each of the policies identified in Part 4.18 shall, subject to their respective terms and conditions, continue in full force and effect following the Closing, and the Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any of its directors or officers in connection with their performance of services to the Company.

            (d) There is no pending claim under or based upon any of the policies identified in Part 4.18 of the Disclosure Schedule, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

            (e) The Company has not received:

                (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Part 4.18 of the Disclosure Schedule or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of such policies; or

                (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Part
4.18 of the Disclosure Schedule.

        4.19 RELATED PARTY TRANSACTIONS.

            (a) No Related Party has or has had, any direct or indirect material interest of any nature in the Company or any asset of the Company or any Company Contract (other than ownership of Common Stock).

            (b) No Related Party is or has been, indebted to the Company for any amount.

            (c) No Related Party has entered into, or has had any direct or indirect material financial interest in, any Company Contract, transaction or business dealing of any nature involving the Company.

            (d) No Related Party is competing, or has at any time competed, directly or indirectly, with the Company in any market served by the Company.

        4.20 ABSENCE OF CERTAIN CHANGES.

        Since December 31, 1999:

            (a) there has not been any Material Adverse Change and, to the knowledge of the Company, no event has occurred that could have a Material Adverse Effect;

            (b) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock;

            (c) the Company has not amended its Articles of Incorporation or Bylaws and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (d) the Company has not made any individual capital expenditure in excess of $1,000;

            (e) the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any lien or encumbrance;

            (f) the Company has not made any loan or advance;

            (g) the Company has not paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

            (h) except as specifically contemplated by this Agreement, there has been no resignation or termination of employment of any officer or employee of the Company;

            (i) except as described in Part 4.10 of the Disclosure Schedule, there has been no borrowing or agreement to borrow by the Company or change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of the Company;

            (j) the Company has not discharged any lien or encumbrance or discharged, paid or forgiven any indebtedness or any other Liability, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the balance sheets of the Financial Statements or have been incurred by the Company since June 30, 2000 in the Ordinary Course of Business and (ii) have been discharged or paid in the Ordinary Course of Business;

            (k) the Company has not released or waived any right or claim;

            (l) the Company has not changed any of its methods of accounting or accounting practices;

            (m) the Company has not received notice that there has been a loss of, or cancellation any order by, any customer of the Company; and

            (n) the Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses (b) through (m) above.

        4.21 POWERS OF ATTORNEY.

        The Company has not given a power of attorney to any Person or Entity

        4.22 BENEFIT PLANS; ERISA.

            (a) The Company has no "employee benefit plans" within the meaning of Section 3(3) of ERISA.

            (b) The Company has no other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount, fringe benefit plans, arrangements, policies or practices of any kind.

            (c) The Company does not maintain or contribute to any welfare benefit or other plan or arrangement that provides health benefits to an employee after the employee's termination of employment or retirement.

            (d) Neither the Company nor any Member of the Controlled Group has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Section 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) for a fine under Section 502 of ERISA.

        4.23 FULL DISCLOSURE.

            (a) Neither this Agreement (including the Disclosure Schedule and all other Schedules and Exhibits hereto) nor any other Transactional Agreement, contains or shall contain any untrue statement of material fact or omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained herein or therein not misleading.

            (b) There is no fact within the knowledge of the Company that could have (i) a Material Adverse Effect or (ii) an adverse effect on the ability of any Selling Shareholder or the Company to comply with or perform any covenant or obligation under this Agreement or any other Transactional Agreement.

            (c) All information set forth in the Disclosure Schedule, and all other information (including copies of documents) regarding or relating to the Company and its business, financial condition, assets, liabilities, results of operations and prospects, which has been furnished to Parent or any of its representatives by or on behalf of the Company or any of its representatives, is accurate and complete in all material respects.

        4.24 DUE DILIGENCE INFORMATION.

        The Company has provided Parent and Parent's representatives with full and complete access to all of the Company's material records and other documents and data, and has produced all material documents and related materials in response to the reasonable requests of Parent.

5. REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDERS.

        Each Selling Shareholder, jointly but not severally, hereby represents and warrants as follows:

        5.1 OWNERSHIP OF COMMON STOCK.

        Such Selling Shareholder owns, beneficially and of record, that number of shares of Common Stock specified opposite such Selling Shareholder's name on
Schedule I attached hereto, free and clear of any lien or encumbrance.

        5.2 AUTHORITY; BINDING NATURE OF AGREEMENTS.

        Such Selling Shareholder has the absolute and unrestricted right, power and authority to enter into and perform such Selling Shareholder's obligations under this Agreement and the other Transactional Agreements to which such Selling Shareholder is or is contemplated to be a party. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery shall constitute, the legal, valid and binding obligations of such Selling Shareholder, enforceable against him in accordance with their respective terms.

        5.3 NON-CONTRAVENTION.

        To the knowledge of such Selling Shareholder, the execution and delivery of this Agreement and the other Transactional Agreements, and the consummation of the Merger and the Related Transactions, by such Selling Shareholder, shall not, directly or indirectly (with or without notice or lapse of time) (a) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any Related Transaction or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which such Selling Shareholder is subject or (b) give any Person the right to any payment by such Selling Shareholder.

        5.4 PROCEEDINGS; ORDERS.

            (a) There is no pending Proceeding, and, to such Selling Shareholder's knowledge, no Person has threatened to commence any Proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the Related Transactions or such Selling Shareholder's ability to comply with or perform his material obligations and covenants under this Agreement and the other Transactional Agreements, and, to such Selling Shareholder's knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

            (b) There is no Order to which such Selling Shareholder is subject. To the knowledge of such Selling Shareholder, there is no proposed Order to which such Selling Shareholder would be subject.

            (c) To the knowledge of such Selling Shareholder, no Governmental Body has proposed any legal requirement that, if adopted or otherwise put into effect, could adversely affect his ability to comply with or perform any of his covenants or obligations under this Agreement or the other Transactional Agreements.

        5.5 FINDERS AND BROKERS; FEES.

        Neither such Selling Shareholder nor any Person acting on his behalf has negotiated with any finder, broker, intermediary or any similar Person in connection with the Merger and the Related Transactions.

        5.6 INFORMATION ACCURATE AND COMPLETE.

        All information regarding such Selling Shareholder that such Selling Shareholder has furnished to the Company or Parent or any of their representatives is accurate and complete in all material respects.

        5.7 CAPACITY AND FINANCIAL CAPABILITY.

        Such Selling Shareholder has the capacity and financial capability to comply with and perform all his covenants and obligations under this Agreement and each of the other Transactional Agreements. Such Selling Shareholder acknowledges that the Total Merger Consideration represents reasonably equivalent value for the Common Stock.

        5.8 INVESTMENT PURPOSE.

        Such Selling Shareholder is acquiring Parent Stock for investment for such Selling Shareholder's own account, not as a nominee or agent and not with the view to, or any intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein. Such Selling Shareholder understands that Parent Stock has not been registered under the Securities Act or state securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Selling Shareholder's representations as expressed in this Agreement. Such Selling Shareholder has not been formed for the specific purpose of acquiring Parent Stock.

        5.9 RESTRICTIONS ON TRANSFER OF PARENT STOCK.

        Such Selling Shareholder hereby acknowledges that, because of the restrictions on transfer of Parent Stock to be issued in connection with this Agreement, such Selling Shareholder may have to bear the economic risk of the investment commitment in Parent Stock for an indefinite period of time.

        5.10 NON-REGISTRATION OF PARENT STOCK.

        Such Selling Shareholder understands and acknowledges that Parent Stock shall not be registered under the Securities Act or qualified under applicable law (including applicable blue sky laws) on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration under the Securities Act and exempt from qualification pursuant to the applicable provisions of applicable law (including applicable blue sky laws), and that Parent's reliance upon such exemptions is predicated upon such Selling Shareholder's representations and warranties set forth in this Agreement. Such Selling Shareholder acknowledges and understands that Parent Stock must be held indefinitely unless the Parent Stock is subsequently registered under the Securities Act and qualified under applicable law (including applicable blue sky laws) or an exemption from such registration and such qualification is available.

        5.11 COMPLIANCE WITH SECURITIES ACT.

        Such Selling Shareholder shall observe and comply with the Securities Act and the rules and regulations promulgated thereunder, as now in effect and as from time to time amended, in connection with any offer, sale, pledge, transfer or other disposition of Parent Stock. In furtherance of the foregoing, and in addition to any restrictions contained in this Agreement or any other Transactional Agreement, such Selling Shareholder shall not offer to sell, exchange, transfer, pledge, or otherwise dispose of any of Parent Stock unless at such time at least one of the following is satisfied:

            (a) a registration statement under the Securities Act covering Parent Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act;

            (b) such transaction shall be permitted pursuant to the provisions of Rule 144; or

            (c) counsel representing such Selling Shareholder, satisfactory to Parent, shall have advised Parent in a written opinion letter reasonably satisfactory to Parent and its counsel, and upon which Parent and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition.

        5.12 INVESTMENT IN PARENT STOCK INVOLVES SUBSTANTIAL RISK.

        Such Selling Shareholder understands that an investment in Parent Stock involves substantial risks. Such Selling Shareholder has been given the opportunity to make a thorough investigation of the proposed activities of Parent and, upon request by such Selling Shareholder, has been furnished with materials relating to Parent and its proposed activities. Such Selling Shareholder has been afforded the opportunity to obtain any information deemed necessary by such Selling Shareholder to verify the accuracy of any representations made or information conveyed to such Selling Shareholder. Such Selling Shareholder confirms that all documents, records and books pertaining to its investment in Parent Stock and requested by such Selling Shareholder have been made available or delivered to such Selling Shareholder. Such Selling Shareholder has had an opportunity to ask questions of and receive answers from Parent, or from a Person or Persons acting on Parent's behalf, concerning the terms and conditions of this investment.

6. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

        Parent and Merger Sub hereby represent and warrant to each of the Selling Shareholders as follows:

        6.1 ORGANIZATION, GOOD STANDING; QUALIFICATION.

        Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is qualified to conduct business and is in both corporate and tax good standing under the laws of each jurisdiction in which the failure to be so qualified would reasonably likely have a materially adverse effect on the business, financial condition, assets, liabilities and results of operations of Parent and its subsidiaries (taken as a whole) (a "Parent Material Adverse Effect"). Parent has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California, is qualified to conduct business and is in both corporate and tax good standing under the laws of each jurisdiction in which the failure to be so qualified would reasonably likely have a Parent Material Averse Effect. Merger Sub has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted.

        6.2 SUBSIDIARIES.

        Except for Merger Sub and Just Doin' Java Unlimited, a California corporation, Parent has no subsidiaries, does not own or control, beneficially or otherwise, any shares of other securities of, or any other direct or indirect interest of any nature in, any other Entity.

        6.3 CAPITALIZATION.

            (a) The authorized capital of Parent as of April 13, 2000 consisted of: (i) 20,000,000 shares of Common Stock, of which 1,923,252 shares were issued and outstanding and 350,000 shares were anticipated to be issued and (ii) 10,000,000 shares of Preferred Stock, of which (A) 33,334 shares have been designated Series A Preferred Stock, all of which were issued and outstanding,
(B) 5,154,167 shares have been designated Series B Preferred Stock, of which 2,500,000 shares were issued and outstanding and 2,654,167 shares were reserved for issuance under outstanding warrants, and (C) 2,750,000 shares have been designated Series C Preferred Stock, of which 2,498,119 were issued and outstanding and 250,000 were reserved for issuance under outstanding warrants. The rights, privileges and preferences of the Preferred Stock are as stated in the Articles of Incorporation of Parent and (ii).

            (b) All of the outstanding shares of capital stock of Parent have been duly authorized and validly issued, are fully paid and are nonassessable and issued in full compliance with all applicable federal and state securities laws and other applicable legal requirements.

            (c) As of April 13, 2000, Parent had reserved 3,041,334 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1999 Equity Incentive Plan and the 1997 Equity Incentive Plan (the "Stock Plans"). Of such reserved shares of Common Stock, (i) no shares had been issued pursuant to restricted stock purchase agreements, (ii) options to purchase 1,672,090 shares had been granted and were then outstanding and (iii) 1,369,244 shares of Common Stock remained available for issuance to officers, directors, employees and consultants pursuant to the Stock Plans.

            (d) Except (i) as described in this Section 6.3, (ii) for options issued or issuable pursuant to the Stock Plans, (iii) the rights of first offer contained in the Investors' Rights Agreement, dated as of February 25, 2000, by and among Parent and the purchasers party thereto and (iv) pursuant to the terms of Conversion Agreement, dated as of November 24, 1999, by and between Safeguard Scientifics, Inc. and the Company, there are no outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company.

        6.4 PARENT STOCK.

        Parent Stock to be issued to the Selling Shareholders, when issued pursuant to the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable.

        6.5 AUTHORITY; BINDING NATURE OF AGREEMENTS.

        Parent has the corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transactional Agreements to which it is or is contemplated to be a party, and the execution, delivery and performance by Parent of this Agreement and the other Transactional Agreements have been duly authorized by all necessary action on the part of the Parent Board and Parent's shareholders. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery shall constitute, the legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms. Merger Sub has the corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transactional Agreements to which it is or is contemplated to be a party, and the execution, delivery and performance by Merger Sub of this Agreement and the other Transactional Agreements have been duly authorized by all necessary action on the part of the Merger Sub Board and Merger Sub's shareholders. This Agreement and the other Transactional Agreements constitute, or upon execution and delivery shall constitute, the legal, valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with their respective terms.

        6.6 NON-CONTRAVENTION; CONSENTS.

        The execution and delivery of this Agreement and the other Transactional Agreements, and the consummation of the Merger and the Related Transactions, by Parent and Merger Sub shall not, directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a material violation of
(i) Parent and Merger Sub's Certificate of Incorporation or Bylaws, or (ii) any resolution adopted by Parent and Merger Sub Board or any committee thereof or the shareholders of Parent and Merger Sub;

            (b) to the knowledge of Parent and Merger Sub, contravene, conflict with or result in a material violation of, or give any Governmental Body the right to challenge the Merger or any of the Related Transactions or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which Parent and Merger Sub or any material assets owned or used by it are subject;

            (c) to the knowledge of Parent and Merger Sub, cause any material assets owned or used by Parent and Merger Sub to be reassessed or revalued by any taxing authority or other Governmental Body;

            (d) to the knowledge of Parent and Merger Sub, contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Merger Sub or any of their respective employees or that otherwise relates to Parent and Merger Sub's business or to any of the material assets owned or used by Parent and Merger Sub;

            (e) contravene, conflict with or result in a material violation or material breach of, or material default under, any Parent Contract;

            (f) give any Person the right to any payment by Parent or Merger Sub or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of Parent or Merger Sub in favor of any Person, in any such case as a result of the change in control of Merger Sub or otherwise resulting from the Merger or the Related Transactions; or

            (g) result in the imposition or creation of any material encumbrance upon or with respect to any material asset owned or used by Parent and Merger Sub.

Other than the filing of the agreement of merger with the Secretary of State of the State of California and the filing required by Section 25103 of the California Corporate Securities Law of 1968, as amended, the Parent and Merger Sub shall not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the other Transactional Agreements or the consummation or performance of the Merger or any of the Related Transactions.

        6.7 INTELLECTUAL PROPERTY.

        To its knowledge, Parent owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. Parent has not received any communications alleging that Parent has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other Entity. Parent is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of Parent or that would conflict with Parent's business. Neither the execution or delivery of this Agreement, nor the carrying on of Parent's business by the employees of Parent, nor the conduct of Parent's business as proposed, will, to Parent's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. Parent does not believe it is or will be necessary to use any inventions of any of its employees (or Persons it currently intends to hire) made prior to their employment by Parent.

        6.8 PROCEEDINGS; ORDERS.

            (a) There is no pending Proceeding, and, to the knowledge of Parent and Merger Sub, no Person has threatened to commence any Proceeding:

                (i) that involves Parent, Merger Sub, their respective business or any of their respective assets owned or used by the Company (whether or not the Company is named as a party thereto) that, if adversely determined, would reasonably result in a Parent Material Adverse Effect; or

                (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the Related Transactions or the ability of Parent and Merger Sub to comply with or perform their obligations and covenants under this Agreement and the other Transactional Agreements, and, to the knowledge of Parent and Merger Sub, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably, directly or indirectly, give rise to or serve as a basis for the commencement of any such Proceeding.

            (b) There is no Order to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject which would reasonably likely result in a Parent Material Adverse Effect. To the knowledge of Parent and Merger Sub, there is no proposed Order that, if issued or otherwise put into effect, would reasonably likely result in a Parent Material Adverse Effect or may have an adverse affect on its ability to comply with or perform any of its covenants or obligations under this Agreement and the other Transactional Agreements.

            (c) To the knowledge of Parent and Merger Sub, no Governmental Body has proposed any legal requirement that, if adopted or otherwise put into effect that, would reasonably likely result in a Parent Material Adverse Effect or adversely affect Parent's or Merger Sub's ability to comply with or perform any of its covenants or obligations under this Agreement or the other Transactional Agreements.

        6.9 FINANCIAL STATEMENTS.

        Parent has made available to the Company and each Selling Shareholder its audited financial statements (including balance sheet, income statement and statement of cash flows) as of December 31, 1999 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of March 31, 2000 (collectively, the "Parent Financial Statements"). The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Parent Financial Statements fairly present the financial condition and operating results of Parent as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments.

        6.10 TITLE TO ASSETS.

        Parent owns its assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair Parent's ownership or use of such property or assets. With respect to the property and assets it leases, Parent is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

        6.11 TAX RETURNS AND PAYMENTS.

        Parent has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Parent has paid all taxes and other assessments due.

        6.12 FINDERS AND BROKERS' FEES.

        Neither Parent or Merger Sub nor any Person acting on behalf of Parent or Merger Sub has engaged any finder, broker, intermediary or any similar Entity in connection with the Merger or the Related Transactions. Neither Parent nor Merger Sub has entered into a contract or other agreement that provides that a fee shall be paid to any Entity if the Merger or any of the Related Transactions are consummated.

        6.13 INSURANCE.

        Parent has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed, the absence of which would reasonably have a Parent Material Adverse Effect.

        6.14 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS.

        Each employee, consultant and officer of Parent has executed an agreement with Parent regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Company and the Selling Shareholders. Parent is not aware that any of its employees or consultants is in violation thereof, and Parent will use its best efforts to prevent any such violation.

        6.15 INVESTMENT REPRESENTATIONS.

            (a) Parent understands that the Common Stock has not been registered under the Securities Act. Parent also understands that the Stock is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Parent's representations contained in this
Section 6.15.

            (b) Parent is acquiring the Common Stock for Parent's own account, not as a nominee or agent, for investment only, and not with the view or current intention of, a resale or distribution thereof, in whole or in part, or the grant of any participation therein. Parent understands that the Common Stock has not been registered under the Securities Act or any state securities laws.

            (c) Parent represents that by reason of its, or of its management's business or financial experience, Parent has the capacity to protect its own interests in connection with the Transactions contemplated in this Agreement and the other Transactional Agreements. Parent is able to bear the loss of its entire investment in Parent. Parent is not a corporation, partnership or other entity specifically formed for the purpose of consummating this transaction.

            (d) Parent is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated pursuant to the Securities Act.

        6.16 COMPLETE COPIES OF REQUESTED REPORTS.

        Parent has delivered or made available true and complete copies of each document that has been reasonably requested by the Company or the Selling Shareholders or their counsel in connection with their due diligence review of Parent.

        6.17 INVESTIGATION.

        Parent has been given the opportunity to make a thorough investigation of the Company and, upon request by Parent, has been furnished with materials relating to the Company. Parent has been afforded the opportunity to obtain any information deemed necessary by Parent to verify the accuracy of any representations made or information conveyed to Parent. Parent confirms that all documents, records and books pertaining to the acquisition of the Common Stock and requested by Parent have been made available or delivered to Parent. Parent has had an opportunity to ask questions of and receive answers from the Company, or from a Person or Persons acting on the Company's behalf, concerning the terms and conditions of the acquisition.

7. PRE-CLOSING COVENANTS OF THE COMPANY AND THE SELLING SHAREHOLDERS.

        7.1 ACCESS AND INVESTIGATION.

        The Company and the Selling Shareholders shall ensure that, at all times during the Pre-Closing Period:

            (a) The Company and its representatives provide Parent and its representatives with such copies of existing books, records, Tax Returns, work papers and other documents and information relating to the Company as Parent may reasonably request in good faith; and

            (b) The Company and its representatives compile and provide Parent and its representatives with such additional financial, operating and other data and information regarding the Company as Parent may reasonably request in good faith.

        7.2 OPERATION OF BUSINESS.

        The Company and the Selling Shareholders shall ensure that, during the Pre-Closing Period:

            (a) the Selling Shareholders do not directly or indirectly sell or otherwise transfer any of his Common Stock or any interest in or right relating to any of such Stock;

            (b) the Selling Shareholders do not permit any of the Common Stock to become subject, directly or indirectly, to any lien or encumbrance;

            (c) the Company conducts its operations exclusively in the Ordinary Course of Business and in substantially the same manner as such operations have been conducted prior to the date of this Agreement;

            (d) the Company preserves intact its current business organization, uses best efforts to keep available the services of its current officers and employees and uses best efforts to maintain its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the Company;

            (e) the Company keeps in full force all insurance policies identified in Part 4.18 of the Disclosure Schedule;

            (f) the Company's officers confer regularly with Parent concerning material operational matters and otherwise report regularly to Parent concerning the status of the Company's business, financial condition, assets, liabilities, results of operations, financial performance and prospects;

            (g) the Company immediately notifies Parent of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

            (h) the Company does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and does not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

            (i) the Company does not sell or otherwise issue (or grant any warrants, options or other rights to purchase) any shares of capital stock or any other securities;

            (j) except as contemplated under this Agreement, the Company does not amend its Articles of Incorporation or Bylaws, and does not effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, or enter into any transaction or take any other action of the type referred to in Section 4.20(b) through (m);

            (k) the Company does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (l) the Company does not make any capital expenditure expenditures, unless approved in advance in writing by Parent;

            (m) the Company does not enter into, or permit any of the material assets owned or used by the Company to become bound by, any Contract;

            (n) the Company does not incur, assume or otherwise become subject to any obligation or liability, unless approved in advance in writing by Parent;

            (o) the Company does not establish or adopt any "employee benefit plan" within the meaning of Section 3(3) of ERISA or any other plan, arrangement, policy or practice of any kind, and does not pay any bonus or make any profit-sharing or similar payment to, or increase the amount of wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

            (p) the Company does not change any of its methods of accounting or accounting practices in any material respect;

            (q) the Company does not make any Tax election;

            (r) the Company does not commence any Proceeding; and

            (s) neither any of the Selling Shareholders nor the Company agrees, commits or offers (in writing or otherwise) or attempts to take any of the actions described in the preceding clauses of this Section 7.2.

        7.3 FILINGS AND CONSENTS.

        The Company and each of the Selling Shareholders shall ensure that:

            (a) each filing or notice required to be made or given (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Company or such Selling Shareholder in connection with the execution and delivery of this Agreement or any of the other Transactional Agreements or in connection with the consummation or performance of the Merger or any of the Related Transactions is made or given as soon as reasonably possible after the date of this Agreement;

            (b) each Consent required to be obtained (pursuant to any applicable legal requirement, Order or Contract, or otherwise) by the Company or such Selling Shareholder in connection with the execution and delivery of any of the Transactional Agreements or in connection with the consummation or performance of any of the Transactions is obtained as soon as reasonably possible after the date of this Agreement and remains in full force and effect through the Closing Date;

            (c) the Company promptly delivers to Parent a copy of each filing made, each notice given and each Consent obtained by the Company or such Selling Shareholder during the Pre-Closing Period; and

            (d) during the Pre-Closing Period, the Company and its representatives cooperate with Parent and with Parent's representatives, and prepare and make available such documents and take such other actions as Parent may request in good faith, in connection with any filing, notice or Consent that Parent is required or elects to make, give or obtain.

        7.4 NO NEGOTIATiON.

        Except with respect to the Merger, during the Pre-Closing Period, neither the Company nor the Selling Shareholders nor any of their respective representatives, nor any of their employees, directors, representatives, affiliates or advisors (including legal, accounting, financial and investment banking advisors) shall directly or indirectly on behalf of the Company or any of the Selling Shareholders:

            (a) enter into any agreement with respect to any Acquisition Transaction or grant any option or other right to sell, transfer or otherwise dispose of the shares of capital stock or the assets of the Company or issue any shares of capital stock of the Company, directly or indirectly, to any Person;

            (b) hold any discussion with, or provide any information to, any Person concerning the Company in connection therewith or provide any information to, any Person concerning the Company in connection therewith; or

            (c) respond to any inquiry made by any Person concerning a proposed Acquisition Transaction, except to advise such Person that the Company has entered into this Agreement. The Company and the Selling Shareholders further agree to advise Parent immediately upon receiving any inquiry from any such Person. If the Company receives a bona fide offer concerning a proposed Acquisition Transaction, the Company shall, in addition to notifying Parent of the receipt of such offer, identify the identity of the proposed buyer.

8. BEST EFFORTS.

        During the Pre-Closing Period, each party hereto shall use its best efforts to cause the conditions set forth in Section 3 to be satisfied on a timely basis, and shall not take any action or omit to take any action, the taking or omission of which would or could reasonably be expected to result in any of the representations and warranties set forth in Section 4, 5 or 6 of this Agreement becoming untrue, or in any of the conditions of Closing set forth in
Section 3 not being satisfied. The Company and the Selling Shareholders shall not take any action that could result in the business of the Company becoming materially less valuable to Parent.

9. OTHER AGREEMENTS.

        9.1 CONFIDENTIALITY.

        Each of the parties hereto hereby agrees to and reaffirms the terms and provisions of the Confidentiality Agreement, dated as of December 13, 1999, by and Parent, the Company and the certain of the Selling Shareholders.

        9.2 PUBLIC DISCLOSURE.

        Unless otherwise required by law (including securities laws), prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement or any other Transactional Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release; provided, that such approval shall not be unreasonably withheld, provided, further, that the parties agree and understand that certain disclosures regarding the Merger and the Related Transactions may be made to (i) employees of and advisors to Parent and the Company and (ii) third parties whose consent or approval may be required in connection with the Merger and the Related Transactions, in each case without any prior written consent.

10. TERMINATION.

        10.1 TERMINATION EVENTS.

        This Agreement may be terminated prior to Closing:

            (a) by Parent if (i) a representation or warranty of the Company or any Selling Shareholder is not true and correct in all material respects and such breach cannot be cured or has not been cured within 15 business days after written notice is made to the Company or (ii) there is a material breach of any covenant or obligation of the Company or the Selling Shareholders and such breach has not been cured within 15 business days of after written notice of such breach is given to the Company;

            (b) by the Company if (i) a representation or warranty of the Parent or Merger Sub is not true and correct in all material respects and such breach cannot be cured or has not been cured within 15 business days after written notice is made to Parent or (ii) there is a material breach of any covenant or obligation of Parent and such breach has not been cured within 15 business days of after written notice of such breach is given to Parent;

            (c) by either Parent or the Company if the Closing has not taken place on or before August 15, 2000; or

            (d) by the mutual consent of Parent and the Company.

        10.2 TERMINATION PROCEDURES.

        If Parent wishes to terminate this Agreement pursuant to Section 10.1(a) or Section 10.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 10.1(b) or Section 10.1(c), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.


        10.3 EFFECT OF TERMINATION.

        If this Agreement is terminated pursuant to Section 10.1, all further obligations of the parties under this Agreement shall terminate; provided, that each party shall otherwise remain liable for any breaches of this Agreement prior to its termination and provided, further, that Sections 9, 10.3, 11, 12.2, 12.3, 12.5, 12.10, 12.13, 12.14 and 12.16 shall survive the termination of this Agreement.

11. SURVIVAL AND INDEMNIFICATION.

        11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) The representations, warranties, covenants and obligations of each party set forth in this Agreement shall survive the Closing until the date which is 12 months after the Closing Date, at which time they shall terminate (unless a claim shall have been made with respect to a representation, warranty, covenant or obligation, in which event such representation, warranty, covenant or obligation shall survive until such time as such claim has been finally settled or otherwise resolved and is not subject to any appeals or similar actions). Notwithstanding the foregoing, the representations and warranties set forth in Section 4.3 shall survive the Closing indefinitely.

            (b) The representations, warranties, covenants and obligations of the respective parties, and the rights and remedies that may be exercised by any of them, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, or the knowledge of, any of the parties or any of their respective representatives (other than as specifically disclosed herein or in the Disclosure Schedules).

        11.2 INDEMNIFICATION BY THE SELLING SHAREHOLDERS.

            (a) Subject to the provisions of this Section 11, and to the extent of each Selling Shareholder's pro rata share of the Total Merger Consideration, each Selling Shareholder, jointly but not severally, covenants and agrees to defend, indemnify and hold harmless Parent and each of its officers, directors, employees, agents, attorneys and representatives (collectively, the "Indemnitees" and individually each an "Indemnitee") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of Indemnitees (regardless of whether or not such Damages relate to any third party claim) directly or indirectly arising or resulting from or connected with any breach of any representation, warranty, covenant or other obligation made by the Company in this Agreement or any other Transactional Agreement; provided however that the obligations to indemnify and hold harmless set forth in this Section 11.2 shall not apply to any Damages to the extent arising out of gross negligence, willful misconduct or fraud on the part of any of the Indemnitees.

            (b) The aggregate amount payable by the Selling Shareholders, on the one hand, and Parent, on the other hand, pursuant to a breach of any representation, warranty, covenant or other obligation under this Agreement and the other Transactional Agreements shall not in any event exceed $200,000, and the sole source for the payment of the indemnification obligations of the Selling Shareholders set forth herein shall be in the form of Parent Stock in the Escrow Account or Parent Stock otherwise received by the Selling Shareholders pursuant to the Merger (the "Liability Cap"). Notwithstanding the foregoing, the Liability Cap shall not apply to any breach of any representation or warranty set forth in Section 4.3.

            (c) The Selling Shareholders acknowledge and agree that if there is any breach of any representation, warranty, covenant or other obligations by the Selling Shareholders or the Company, then Parent itself shall be deemed, by virtue of its ownership of the Common Stock, to have incurred Damages as a result of such breach, and Parent shall be entitled to such indemnification as may be available pursuant to the terms of this Section 11. Nothing contained in this Section 11.2(c) shall have the effect of (i) limiting the circumstances under which Parent may otherwise be deemed to have incurred Damages for purposes of this Agreement, (ii) limiting the other types of Damages that Parent may be deemed to have incurred (whether in connection with any such breach or otherwise) or (iii) limiting the rights of Parent or any of the other Indemnitees under this Section 11.2.

            (d) The number of shares of Parent Stock to be released to Parent pursuant to the terms of this Agreement and the Escrow Agreement shall be calculated by dividing the dollar amount of the Damages by the amount equal to the Parent Stock Price.

            (e) The Selling Shareholders are not required to make any indemnification payment hereunder (or incur any obligation to defend or hold harmless) unless a claim is made by an Indemnitee prior to expiration of the applicable survival period set forth in Section 11.1(a).

        11.3 NO CONTRIBUTION.

        With respect to the matters for which Parent or any other Indemnitee is entitled to the right of indemnification, defense or hold harmless pursuant to this Agreement, the parties hereby agree that after the Closing the remedy for Parent or any Indemnitee seeking indemnification from the Selling Shareholders hereunder be a remedy solely against the Selling Shareholders and not against the Company. Accordingly, the Selling Shareholders agree, subject to an obligation to indemnify, defend or hold harmless arising under this Agreement, to waive any right they may have for contribution on the part of the Company as to such indemnification, defense or hold harmless obligation. The Selling Shareholders further acknowledge that the foregoing waivers, acknowledgments and agreements of such shareholders contained in this Section 11.3 are an essential inducement to Parent in entering into this Agreement and agreeing to consummate the Merger and the Related Transactions.

        11.4 INTEREST.

        Any party that is required to indemnify or otherwise pay Damages to any other Person pursuant to this Section 11 or otherwise under this Agreement or any other Transactional Agreement, shall also be required to pay to such other Person interest on the amount of such Damages (for the period commencing as of the date on which such Person first incurred or otherwise became subject to such Damages and ending on the date on which the applicable payment is made to such Person) at rate equal to 8%, except to the extent interest has been included in the amount of Damages awarded.

        11.5 SETOFF.

        In addition to any rights of setoff or other rights that any Person may have at common law or otherwise, each Person shall have the right to set off any amount that may be owed to it by the other under this Section 11 against any amount otherwise payable by such Person hereunder.

        11.6 DEFENSE OF THIRD PARTY CLAIMS.

            (a) In the event of the assertion or commencement by any Person of any claim or Proceeding with respect to which a party hereto may become obligated hereunder to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 11, the party to be indemnified (the "Indemnified Party") shall reasonably promptly, but in any event within 30 days following the Indemnified Party's actual knowledge thereof, notify the Person providing the indemnification hereunder (the "Indemnifying Party") of such claim or Proceeding by providing notice to each of the Selling Shareholders or to Parent, as the case may be; provided, however, that failure by the Indemnified Party to provide such notice shall not release or otherwise affect the obligation of the Indemnifying Party hereunder or under any other Transactional Agreement. The Indemnified Party shall also provide the Indemnifying Party with all information the Indemnified Party may have with respect to such claim or Proceeding.

            (b) In the event of such notice, the Indemnifying Party may proceed with the defense of such claim or Proceeding and the Indemnifying Party shall bear and pay all costs and expenses (including attorneys fees and costs) in connection with the Indemnified Party's defense of any such claim or Proceeding (whether or not incurred by the Indemnified Party). The Indemnifying Party shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

            (c) If the Indemnifying Party fails to defend promptly and diligently such claim or Proceeding, the Indemnified Party may proceeds with such defense and:

                (i) all expenses (including, without limitation, attorneys' fees) reasonably incurred and relating to the defense of such claim or Proceeding (whether or not incurred by the Indemnified Party) shall be borne and paid exclusively by the Indemnifying Party;

                (ii) the Indemnifying Party shall make available to the Indemnified Party any documents and materials in the possession or control of the Indemnifying Party that may be necessary to the defense of such claim or Proceeding; and

                (iii) the Indemnified Party shall not settle, adjust or compromise such claim or Proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

12. MISCELLANEOUS.

        12.1 FURTHER ASSURANCES.

        Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

        12.2 FEES AND EXPENSES.

        Subject to the provisions of this Agreement (including the indemnification and other obligations of the Selling Shareholders pursuant to
Section 11), each party shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by or on behalf of such party in connection with the Merger and the Related Transactions. In furtherance of the foregoing, all legal fees and other expenses incurred by the Company on its behalf or on behalf of the Selling Shareholders shall be paid in full at or prior to the Closing.

        12.3 ATTORNEYS' FEES.

        If any legal action or other legal proceeding (including arbitration) relating to the Transactions or the enforcement of any provision of any of the Transactional Agreements is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        12.4 TRANSFER TAXES.

        The Selling Shareholders shall be responsible for sales, use and transfer taxes, including any value added, stock transfer, gross receipts, stamp duty and real, personal or intangible property transfer taxes, due by reason of or in connection with the consummation of the Merger, including any interest or penalties in respect thereof.

        12.5 GOVERNING LAW; ARBITRATION.

            (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            (b) Any dispute arising out of or in connection with this Agreement shall be resolved only by binding arbitration, conducted by the Judicial Arbitration and Mediation Service (JAMS) (or their successor, and if no successor, then by the American Arbitration Association), in the City of San Francisco, State of California according to the rules of such service effective as of notice, as amended hereby. Written notice of the demand for arbitration shall be served on the other parties hereto and filed with the arbitration service. The demand for arbitration shall be made within a reasonable time after the dispute has arisen, and in no event shall it be made after the date upon which it would have been barred by the terms of this Agreement or applicable law. Any arbitrator must be experienced in the subject matter of the arbitration. Arbitration shall be completed not later than 180 days following its initiation. In reaching an award, the arbitrator(s) shall follow and be bound by substantive California law, as if they were judges sitting in a California court of law. However, arbitrators shall in no manner award punitive damages (or damages calculated by applying a multiplier) or damages for emotional distress. The award shall be in writing and shall contain findings of fact and conclusion of law and shall set forth the nature, amount and manner of calculation of all damages. The award shall be final and binding, and judgment may be entered upon it in any court having jurisdiction. This provision has been expressly agreed to by the parties with full understanding that it acts to waive their respective constitutional rights to a trial by judge or jury and their respective rights to punitive or emotional distress damages.

        12.6 SUCCESSORS AND ASSIGNS.

        Except as otherwise expressly provided herein, the provisions hereof shall be solely for the benefit of the parties hereto and shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and the Indemnitees and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Stock from time to time. None of the parties hereto may assign any of its or their rights or obligations hereunder to any other party (by contract, operation of law or otherwise) without the prior written consent of the other, and any attempted assignment in violation thereof shall be void and of no effect.

        12.7 ENTIRE AGREEMENT.

        The Transactional Agreements, the Schedules and the Exhibits thereto and the other documents contemplated expressly thereby constitute the full and entire understanding and agreement between the parties with regard to the subjects thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

        12.8 SEPARABILITY.

        In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        12.9 AMENDMENTS.

        This Agreement may be amended or modified and any provision may be waived only upon the consent of Parent, the Company and the Selling Shareholders owning a majority of the outstanding shares of Common Stock. Any amendment or modification effected pursuant to this Section 12.9 shall be binding upon Parent, Merger Sub, the Company and the Selling Shareholders.

        12.10 NOTICES.

        Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon delivery if by hand, by registered mail, by courier or express delivery service or by telecopier during business hours or (ii) on the following business day if by telecopier after business hours, to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

if to the Company or any Selling Shareholder:

        ImpulseSale.com
        19672 Stevens Creek Boulevard
        Cupertino, CA  95014
        Attention:  President
        Telecopier: (415) 883-0123 (call first)

with a copy to:

        Carrol, Burdick & McDonough, LLP
        44 Montgomery Street, Suite 400
        San Francisco, CA  94104
        Attention:  Paul Raynor Keating, Esq.
        Telecopier:  (415) 989-0932

if to Parent or Merger Sub:

        Nextron Communications, Inc.
        6830 Via Del Oro, Suite 240
        San Jose, CA  95119
        Attention:  President
        Telecopier: (408) 574-0222

        with a copy to:

        Georgopoulos Pahlavan & Prince, LLP
        935 Hamilton Avenue
        Menlo Park, California 94025
        Attention:  Paul G. Prince, Esq.
        Telecopier: (650) 473-9060

        12.11 PUBLICITY AND USE OF CONFIDENTIAL INFORMATION.

            (a) Notwithstanding anything to the contrary contained in any agreement among the parties hereto, Parent shall have the right to disclose the Company's financial statements and related information, the terms of this Agreement and the identity of the Company to potential investors of Parent, through the use of printed offering materials or otherwise or as otherwise required by applicable legal requirements.

            (b) The Company (prior to the Closing) and the Selling Shareholders shall keep strictly confidential, and shall not use, or disclose to any other Person, any non-public document or other information in the possession of the Company or any of the Selling Shareholders that relates directly or indirectly to the business of the Company, Parent or any affiliate of Parent.

            (c) The shareholders shall not issue or disseminate any press release or other publicity concerning the Merger or any of the Related Transactions, or permit any press release or other publicity concerning the Merger or any of the Related Transactions to be issued or otherwise disseminated by or on behalf of the shareholders without Parent's prior written consent, and the Selling Shareholders shall continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential.

        12.12 COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        12.13 DELAYS OR OMISSIONS; WAIVERS.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        12.14 SPECIFIC PERFORMANCE.

        Each of the parties agrees that:

            (a) in the event of any breach or threatened breach by a party of any covenant, obligation or other provision set forth in this Agreement, the other party shall be entitled (in addition to any other remedy set forth in this Agreement that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and

            (b) neither Parent nor any other Indemnitee, on the one hand, nor the Selling Shareholders, on the other, shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

        12.15 HEADINGS.

        The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        12.16 CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise specified, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND PLAN OF MERGER as of the date set forth in the first paragraph hereof.


PARENT:                                NEXTRON COMMUNICATIONS, INC.
                                       a California corporation


                                       By /s/ Robert E. James
                                          --------------------------------------
                                          Name:  Robert E. James
                                          Title: Chief Financial Officer

COMPANY:                               IMPULSESALE.COM
                                       a California corporation


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

MERGER SUB:                            IMPULSESALE ACQUISITION SUB, INC.
                                       a California corporation


                                       By /s/ Robert E. James
                                          --------------------------------------
                                          Name:  Robert E. James
                                          Title: President

        IN WITNESS WHEREOF, the parties hereto have executed this AGREEMENT AND PLAN OF MERGER as of the date set forth in the first paragraph hereof.


PARENT:                                NEXTRON COMMUNICATIONS, INC.
                                       a California corporation


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

COMPANY:                               IMPULSESALE.COM
                                       a California corporation


                                       By /s/ Nail Gunnar Sudin
                                          --------------------------------------
                                          Name:  Nail Gunnar Sudin
                                          Title: President/CEO

MERGER SUB:                            IMPULSESALE ACQUISITION SUB, INC.
                                       a California corporation


                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

SELLING SHAREHOLDERS:


                                       /s/ Nail Gunnar Sudin
                                       -----------------------------------------
                                       Nail Gunnar Sudin



                                       /s/ William Jearld Waitkus
                                       -----------------------------------------
                                       William Jearld Waitkus




                                       -----------------------------------------
                                       Veijo Huusko

SELLING SHAREHOLDERS:



                                       -----------------------------------------
                                       Nail Gunnar Sudin




                                       -----------------------------------------
                                       William Jearld Waitkus



                                       /s/ Veijo Huusko
                                       -----------------------------------------
                                       Veijo Huusko

                          AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of this Agreement, the following terms (provided they appear in the capitalized form) shall have the meanings:

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

        (a) the sale or other disposition of all or any portion of the Company's business or assets (other than in the Ordinary Course of Business);

        (b) the issuance, sale or other disposition of (i) any capital stock of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock of the Company;

        (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving the Company; or

        (d)    any proposed transaction involving any of the foregoing.

        COMPANY BOARD. "Company Board" shall mean the members of the board of directors of the Company.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean, with respect to any Person, any written or oral or other contract, arrangement or other agreement to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its respective business, properties or assets receive benefits.

        DAMAGES. "Damages" shall include any direct or consequential (but excluding any incidental) loss, damage, injury, decline in value, liability, settlement, judgment, award, fine, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

        ENTITY. "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

        ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign legal requirement relating to pollution or protection of human health or the environment.

        ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        GAAP. "GAAP" shall mean United States generally accepted accounting principles.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

        (a) permit, license, certificate, franchise, approval, consent, permission, clearance, waiver, certification, designation, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any legal requirement; or

        (b)    right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any:

        (a) nation, principality, state, province, territory, county, municipality, district or other jurisdiction of any nature;

        (b)    federal, state, local, municipal, foreign or other government; or

        (c) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

        KEY EMPLOYEES. "Key Employees" shall refer to each of Sudin and Waitkus.

        LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

        MEMBER OF THE CONTROLLED GROUP. "Member of the Controlled Group" shall mean each trade or business, whether or not incorporated, which would be treated as a single employer with the Company under Section 4001 of ERISA or Section 414(b), (c), (m) or (o) of the Code.

        MERGER SUB BOARD. "Merger Sub Board" shall refer to the Board of Directors of Merger Sub.

        ORDER. "Order" shall mean any:

        (a) order, judgment, injunction, edict, decree, ruling, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

        (b) Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.

        ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of the Company shall not be deemed to have been taken in the "Ordinary Course of Business" unless:

        (a) such action is recurring in nature, is consistent with the Company's past practices and is taken in the ordinary course of the Company's normal day to day operations;

        (b) such action is taken in accordance with sound and prudent business practices; and

        (c) such action is not required to be authorized by the Company's shareholders, the Company Board or any committee of the Company Board and does not require any other separate or special authorization of any nature.

        PARENT BOARD. "Parent Board" shall refer to the Board of Directors of Parent.

        PARENT STOCK. "Parent Stock" shall refer to the Common Stock of Parent, par value $0.001 per share.

        PARENT STOCK PRICE. "Parent Stock Price" shall mean (a) as of the date hereof, $2.00 and (b) after the date hereof, (i) if shares of Parent Stock are not traded on a public securities exchange or on the Nasdaq National Market, the price per share determined in good faith by the Parent Board from time to time (provided that such price shall in no event be less than the per share price at which shares of Parent Stock (or their equivalents) were last issued or at which options were last granted) and (ii) if shares of Parent Stock are traded on a public exchange or on the Nasdaq National Market, the average closing price for the most recent five trading days immediately prior to the date on which a determination of an amount under this Agreement is made, as adjusted in each case to reflect stock dividends, stock splits, reverse stock splits or recapitalizations of the Parent Stock.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PRE-CLOSING PERIOD. "Pre-Closing Period" shall mean the period from the date of this Agreement until the Closing Date.

        PROCEEDING. "Proceeding" shall mean any material action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), hearing, inquiry, audit or investigation that is or has been commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

        RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

        (a)    the Selling Shareholders;

        (b) each individual who is, or who has at any time been, an officer of the Selling Shareholders or the Company;

        (c) each member of the family of each of the individuals referred to in clause (b) above; and

        (d) any Entity (other than the Selling Shareholders or the Company) in which any one of the Persons referred to in clause (a), (b) or
               (c) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

        SEC. "SEC" shall mean the Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or in the future may be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax sharing agreement or similar Contract.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or in the future may be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

        TRANSACTIONAL AGREEMENTS. "Transactional Agreements" shall mean this Agreement, the Escrow Agreement, the Restricted Stock Agreements, the Employment Agreements, the Nondisclosure Invention Agreements, the Selling Shareholders Closing Certificate, the Company Closing Certificate, the Parent Closing the Certificate, the Agreement of Merger to be filed with the Secretary of State of the State of California and the filing required by Section 25103 of the California Corporate Securities Law of 1968, as amended.